First Health Group Corp. and Subsidiaries                         EXHIBIT 11
 COMPUTATION OF BASIC EARNINGS PER COMMON SHARE
 (In 000's except per share amounts) (Unaudited)
 ----------------------------------------------------------------------------

                                              Three Months Ended June 30,
                                              ---------------------------
                                                   2003         2002
                                                  -------      -------
 Net income ..................................   $ 37,171     $ 32,484
                                                  =======      =======
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period     95,338      100,585
   Other issuances of common stock ...........        185          764
   Purchases of treasury stock ...............       (250)        (132)
                                                  -------      -------
 Weighted average common shares outstanding...     95,273      101,217
                                                  =======      =======
 Net income per common share..................   $    .39     $    .32
                                                  =======      =======

                                               Six Months Ended June 30,
                                              ---------------------------
                                                   2003         2002
                                                  -------      -------
 Net income ..................................   $ 74,012     $ 63,498
                                                  =======      =======
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period     98,676      100,023
   Other issuances of common stock ...........        694          811
   Purchases of treasury stock ...............     (3,196)         (75)
                                                  -------      -------
 Weighted average common shares outstanding...     96,174      100,759
                                                  =======      =======
 Net income per common share..................   $    .77     $    .63
                                                  =======      =======

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 First Health Group Corp. and Subsidiaries                         EXHIBIT 11
 COMPUTATION OF DILUTED EARNINGS PER COMMON SHARE
 (In 000's except per share amounts) (Unaudited)


                                              Three Months Ended June 30,
                                              ---------------------------
                                                   2003         2002
                                                  -------      -------
 Net income ..................................   $ 37,171     $ 32,484
                                                  =======      =======
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period     95,338      100,585
   Other issuances of common stock ...........        185          764
   Purchases of treasury stock ...............       (250)        (132)
   Common Stock Equivalents:
   Additional equivalent shares issuable from
     assumed exercise of common stock options       2,423        3,518
                                                  -------      -------
 Weighted average common and common share
   equivalents................................     97,696      104,735
                                                  =======      =======
 Net income  per common share.................   $    .38     $    .31
                                                  =======      =======

                                               Six Months Ended June 30,
                                              ---------------------------
                                                   2003         2002
                                                  -------      -------

 Net income ..................................   $ 74,012     $ 63,498
                                                  =======      =======
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period     98,676      100,023
   Other issuances of common stock ...........        694          811
   Purchases of treasury stock ...............     (3,196)         (75)
   Common Stock Equivalents:
   Additional equivalent shares issuable from
     assumed exercise of common stock options       2,515        3,825
                                                  -------      -------
 Weighted average common and common share
   equivalents................................     98,689      104,584
                                                  =======      =======
 Net income per common share..................   $    .75     $    .61
                                                  =======      =======